UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2005

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Executive Officer Agreement #1

On September 16, 2005, the Company entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with its Chairman, President and Chief Executive Officer, David A. Bloss Sr., a copy of which is attached hereto as Exhibit 10.1. The Amended Agreement, which supercedes the Amended and Restated Employment Agreement executed on October 23, 2002 (which, in turn, amended and restated the original Employment Agreement dated September 16, 1999) (the “Previous Agreement”), extends the term of Mr. Bloss’ employment through at least December 31, 2008. Under the Amended Agreement, Mr. Bloss’ base salary will continue at its current level of $518,000, subject to annual review at such times as the Compensation Committee of the Board of Directors reviews compensation levels for other executive officers of the Company. In addition, the Amended Agreement also ensures that, in the event the Company makes any amendments to or modifications of the terms of its Supplemental Executive Retirement Plan (“SERP”), the benefits payable to Mr. Bloss under the SERP shall be at least as favorable as are set forth under the current terms of the SERP. Except as set forth above, the Amended Agreement carries forward the same material terms and conditions as set forth in the Previous Agreement including the following:

The Amended Agreement will be automatically extended for additional one-year terms unless either the Company or Mr. Bloss elects to terminate it by notice in writing at least 90 days prior to December 31, 2008 or each anniversary thereafter. Mr. Bloss is also eligible to receive incentive compensation in an amount to be determined by our Board of Directors as well as compensation for country club initiation fees and dues and tax preparation and planning services.

Upon termination of employment due to the death or disability of Mr. Bloss, all unexercisable stock options will immediately vest and will be exercisable for one year and the Company will pay health insurance premiums for Mr. Bloss and his family for one year.

If employment is terminated by Mr. Bloss for “good reason”, or if the Company terminates his employment without “cause,” Mr. Bloss will receive a severance payment equal to two times the sum of his average base salary and average incentive compensation (as determined in accordance with the agreement), payable over 24 months. In addition, certain stock options and restricted stock units held by Mr. Bloss will become exercisable or nonforfeitable, and Mr. Bloss will receive additional vesting credit under the SERP.

If a “change in control” (as defined in the Amended Agreement) occurs and Mr. Bloss’ employment is terminated by the Company without cause or by Mr. Bloss with good reason within 18 months of such change in control, Mr. Bloss will receive a lump sum amount in cash equal to three times the sum of his then current base salary and highest bonus during the three preceding fiscal years, all of his stock options and stock-based awards will become immediately exercisable, he will be fully vested in his accrued benefit under the supplemental executive retirement plan and will be credited with an additional 36 months of benefit service under the SERP. The Company will pay health insurance premiums for Mr. Bloss and his family for three years and the Company will continue to pay Mr. Bloss an automobile leasing allowance for three years. In addition, Mr. Bloss will receive a tax gross-up payment to cover any excise tax due.

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Executive Officer Agreement #2

In connection with the recent appointment of John F. Kober III to Vice President, Corporate Controller (Principal Accounting Officer) (see Item 5.02 below), the Company, on September 16, 2005, entered into an Indemnification Agreement and an Executive Change of Control Agreement with Mr. Kober. The Indemnification Agreement is identical to the form of Indemnification Agreement previously entered into between the Company and each of its directors and executive officers. A copy of this Indemnification Agreement is attached hereto as Exhibit 10.2. Under the Executive Change of Control Agreement, if a “change in control” (as defined in the Agreement) occurs and Mr. Kober’s employment is terminated by the Company without cause or by Mr. Kober with good reason within twelve months of such change in control, Mr. Kober will receive a lump sum amount in cash equal to one times the sum of his then current base salary and highest bonus during the three preceding fiscal years, all of his stock options and stock-based awards will become immediately exercisable, he will be fully vested in any accrued benefit under the supplemental executive retirement plan and the Company will pay health insurance premiums for Mr. Kober and his family for one year. A copy of the Executive Change of Control Agreement is attached hereto as Exhibit 10.3.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 16, 2005, the Company promoted John F. Kober III to the position of Vice President, Corporate Controller (Principal Accounting Officer). A copy of the press release dated September 20, 2005 is attached as Exhibit 10.4 hereto and incorporated herein by reference.

In connection with his promotion, Mr. Kober’s annual base compensation has been initially set at $130,000, together with a bonus opportunity of 30%. He also will receive a car allowance of $700 per month and will be eligible to receive grants under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan at such times as the Compensation Committee of the Board of Directors approves grants under such Plan. As noted in Item 1.01 above, the Company has also entered into a Change of Control Agreement and an Indemnification Agreement with Mr. Kober.

Mr. Kober, age 36, has served as the Company’s Assistant Corporate Controller since joining the Company in April 2004. From November 2002 until April 2004, Mr. Kober was Director of Corporate Accounting at Manufacturers’ Services Limited, a global electronics manufacturer, where he had responsibility for the company’s internal and external accounting functions. Prior to joining Manufacturers’ Services Limited he worked as a Manager for the public accounting firm of PricewaterhouseCoopers where he focused on managing accounting due diligence engagements for various public and private company clients.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement with David A. Bloss, Sr.

10.2	Indemnification Agreement with John F. Kober III

10.3	Executive Change of Control Agreement with John F. Kober III

10.4	Press Release Dated September 20, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 20, 2005	CIRCOR INTERNATIONAL, INC.

/S/ Kenneth W. Smith
By: Kenneth W. Smith
Senior Vice President, Chief Financial Officer and Treasurer

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